SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   April  15, 1999
                                                 -------------------

                             FBR Capital Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                    33-58694                    13-3465289
----------------------------       ------------             --------------------
(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)


20 East University, Suite 304, Tempe, Arizona                       85281
---------------------------------------------                    ----------
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code   (602) 967-5800
                                                   ------------------


               14988 N. 78th Way, Suite 203, Scottsdale, AZ 85260
         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1. CHANGE OF CONTROL

     Effective April 15, 1999, FBR Capital Corporation ("FBR" or the "Company") acquired 90.17% (8,398,834 shares) of the outstanding capital stock of Vitrix Incorporated ("Vitrix"), a privately held Arizona corporation (the "Acquisition"). The Acquisition was consummated in accordance with the terms of an Exchange Agreement, dated April 15, 1999, by and among FBR, Vitrix and certain of the Vitrix shareholders who agreed to participate in the Acquisition (the "Exchange Agreement").

     Under the terms of the Exchange Agreement, upon consummation of the Acquisition each outstanding share of Vitrix common stock (held by a participating Vitrix shareholder) was converted into the right to receive a combination of .9224 shares of FBR common stock ("FBR Common Stock") and 1.0736 shares of Series B Convertible Preferred Stock of FBR ("Preferred Stock"). Each share of Preferred Stock is automatically convertible into one share of FBR Common Stock at such time as FBR has the authorized capital to issue such shares. The aggregate consideration paid in the Acquisition was 7,747,084 shares of FBR common stock and 9,016,988 shares of Preferred Stock (collectively, the "Shares"). The Exchange Agreement also provided for the assumption of outstanding options and warrants to purchase an aggregate of 1,122,000 shares of Vitrix common stock, which will be converted into options and warrants to purchase FBR Common Stock, subject to adjustment for the appropriate exchange ratio.

     Giving effect to the issuance of the Shares, the participating Vitrix shareholders own approximately 78.3% of the outstanding shares of FBR Common Stock (assuming conversion of the Preferred Stock into FBR Common Stock) and the current FBR shareholders own the remaining 21.7% of the outstanding FBR shares.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     See the discussion above for a description of FBR's acquisition of Vitrix common stock. Set forth below is a brief overview of the business of Vitrix Incorporated ("Vitrix" or the "Company").

BUSINESS

     Vitrix was incorporated in 1996 as an Arizona corporation. The Company designs, develops, manufactures and markets a line of time and labor management hardware and software products targeting small to medium-sized companies of up to 2,000 employees. The Company's products are designed to improve productivity by automating collection of time and attendance data, staff scheduling and management of labor resources. The Company markets its products through a nationwide reseller network and directly to end users. Direct end-users purchase products through the Company's sales representatives or through the Internet at the Vitrix Online Store.

MARKET

     The Company markets its products to small and medium sized companies in markets in the United States and foreign countries. The Company is actively engaged in development of advanced products which are applicable to enterprise environments. The Company believes that the market for time and labor management products consists of the following three segments:

     SMALL BUSINESSES - Comprised of companies with fewer than 20 employees and only a single administrator who performs time sheet edits and prepares employee hours for payroll.

     MID-SIZED BUSINESSES - Comprised of companies with 20 to 500 employees. These companies normally have two or more administrators who perform time sheet edits and prepare employee hours from a single office. In many cases multiple stations are necessary for clocking in and out, however, all data is administered from a central location.

     ENTERPRISE BUSINESSES -Enterprise businesses generally have over 500 employees with multiple satellite offices, each of which having one or more administrators. Payrolls are performed at a central or headquarter office. An enterprise customer is analogous to a collection of Mid-Sized Businesses requiring a central location to collect and store data.

     The Company believes there are over 2.4 million businesses that fall into the small to mid-sized businesses market segment. According to industry statistics, approximately 80% of the businesses that fall into these two market segments could benefit from the automation of the collection of time and attendance. At an average solution cost of approximately $1,200, the small to mid-sized market represents approximately $2.3 billion in potential sales.

PRODUCTS AND SERVICES

     The Company's flagship product, HourTrack 98, is an internally developed, proprietary software application designed to maintain and automate the process of collecting time sheet information and assist management in enhancing employer productivity in the workplace. Hour Track 98 also automatically accrues vacation, sick and personal time, and replaces the traditional punch clock with a fully automated system designed to save employer's up to $500 annually per employee, based on estimates of industry experts.

     The Company's products offer users three types of solutions:

     SOFTWARE ONLY SOLUTIONS. The Company's software solution, HourTrack 98, is designed for environments in which all employees have access to a personal computer. Clocking in and out is performed using a Windows 95, 98 or NT computer running HourTrack 98. This software solution is intended to provide users with high value due to its low cost and ease of use.

     The primary features of HourTrack 98 include time tracking, benefit tracking, job tracking, human resource functionality, employee scheduling, messaging, reporting and the import/exporting of data. HourTrack 98 is currently available in two editions:

     HOURTRACK 98 SMALL  BUSINESS  EDITION (SBE) - This version  includes all of
     the  main   features  of  the   software  and  is  designed  for  a  single
     administrator environment in a small business.

     HOURTRACK 98 PROFESSIONAL EDITION (PRO) - This version contains all the SBE features and adds individualized security, audit trails and rules based benefit accruals. HourTrack 98 PRO is for use in a multi-user environment where individual security is important.

     Both editions of HourTrack are available as stand alone solutions or bundled in a "kit" format as the QuickSwipe Kit or QuickTouch Kit.

     BADGE READER SOLUTIONS. Generally, when there are a large number of hourly employees or if individuals do not have PC access, the work environment calls for a badge reading solution. The Company offers four badge reader options which meet demanding business needs, from high traffic office areas to shop floors. Included in these options is the QuickSwipe kit, a comprehensive package containing software, a badge reader, cables and the badge cards which is necessary to implement a time and attendance system. Vitrix offers four different badge systems (Datalog, ATS E Series, ATS 3000, and ATS 2000), each of which is available as a QuickSwipe Kit to make the implementation of a time and attendance system easier.

     BIOMETIC SOLUTIONS. Companies lose tens of thousands of dollars each year as a result of employees clocking in for one another, often referred to as "buddy-punching." The Company's Biometic solutions are designed to eliminate this problem by ensuring that the person clocking in or out is the actual person being clocked in or out. Vitrix offers two such hardware options which include fingerprint verification and two-finger geometry (Secure Touch and Secure Scan).

     The following table summarizes the Company's product development efforts since its inception.

August 5, 1996           HourTrack V1.0 released.
December 6, 1996         HourTrack V2.0 released.
March 5, 1997            HourTrack 97 V2.5 released
October 24, 1997         HourTrack 98 V3.0 received Microsoft logo certification
                         for Windows 95/NT by independent 3rd party laboratory,
                         VeriTest.
November 24, 1997        HourTrack 98 V3.0 released.
February 16, 1998        Vitrix obtains Microsoft Certified Solution Provider
                         status.
May 29, 1998             Visual Employee Scheduler V1.0 released.
June 15, 1998            HourTrack 98 SBE and PRO V3.5 released.

SERVICES AND SUPPORT

     Vitrix maintains a professional service and technical support organization which provides a suite of maintenance, professional and educational services. These services are designed to support the Company's customers throughout the product life cycle. Maintenance service options are delivered through the Company's centralized support operation or through local service personnel. The Company's professional services include implementation support, technical and business consulting as well as system integration and optimization. The Company's educational services offer a full range of curriculums which are delivered through local training at Vitrix headquarters or via computer based training courses. When necessary, the Company may also provide software customization services to meet any unique customer requirements.

SALES

     The Company offers its products through a nationwide reseller network and directly to end users via the Internet at the Vitrix Online Store or by contacting a Vitrix sales representative.

     INSIDE SALES. Vitrix sales representatives generally provide presales technical and pricing information to potential customers. In addition, from time to time sales representatives present Vitrix solutions at a customer's facility. Marketing materials, sample CDs and technical documents are normally provided by the Company's inside sales staff to customers who wish to research the best solutions.

     VITRIX ONLINE STORE. The Vitrix Online Store, which commenced operation on the Internet in August 1998, provides customers with the option to purchase products online. By visiting the Company's web site, http://store.vitrix.com, any Vitrix product can be purchased directly online from anywhere in the world, 24 hours a day, 7 days a week. The Online Store enables the Company to meet the needs of existing customers looking for accessories and international customers who, due to time zone differences, are unable to speak directly with a Vitrix sales representative.

CUSTOMERS

     End-users of the Company's products include companies of all sizes from the manufacturing, service, public and private sectors. The Company believes that the dollar amount of backlog is not material to an understanding of its business. Although the Company has contracts to supply systems to certain customers over an extended period of time, substantially all of the Company's product revenue in each quarter results from orders received in that quarter.

PRODUCT DEVELOPMENT

     The Company's product development efforts are focused on enhancing and increasing the performance of its existing products and developing new products and interfaces to third party products on a timely basis for the increasingly sophisticated needs of its customers. During fiscal 1998, 1997 and 1996, the Company's engineering, research and development expenses were $111,000, $75,000 and $60,000, respectively. The Company intends to continue to commit resources to enhance and extend its product lines and develop interfaces to third party products. Although the Company is continually seeking to further enhance its product offerings and to develop new products and interfaces, there can be no assurance that these efforts will succeed, or that, if successful, such product enhancements or new products will achieve widespread market acceptance, or that the Company's competitors will not develop and market products which are superior to the Company's products or achieve greater market acceptance. The Company also depends upon the reliability and viability of a variety of software development tools owned by third parties to develop its products. If these tools are inadequate or not properly supported, the Company's ability to release competitive products in a timely manner could be adversely impacted.

     The Company is currently developing an Enterprise-class software solution designed to meet the time and attendance needs of Enterprise Businesses. The Company believes that this product will be available for release in the second half of the calendar year 1999, although no assurance can be given that the Company will be able to meet this schedule.

COMPETITION

     The Company provides time and attendance, data collection and labor management solutions that enables businesses to optimize their labor resources. The labor management industry is highly competitive. Competition is increasing as competitors in related industries, such as human resources management, payroll processing and employee resource planning ("ERP") enter the time and attendance market. Advances in software development tools have accelerated the software development process and, therefore, can allow competitors to penetrate certain of the Company's markets. Although the Company believes it has certain technological and other advantages over its current competitors, maintaining those advantages will require continued investment by the Company in research and development and marketing and sales programs. There can be no assurance that the Company will have sufficient resources to make such investments or be able to achieve the technological advances necessary to maintain its competitive advantages. Increased competition could adversely affect the Company's operating results through price reductions and/or loss of market share.

     The Company competes primarily on the basis of price/performance, quality, reliability and customer service. In the time and attendance market, the Company competes against firms that sell automated time and attendance products to many industries, against firms that focus on specific industries, and against firms selling related products, such as payroll processing, human resources management, or ERP systems. Many of the Company's competitors, such as Kronos Corporation, Stromberg (formerly known as Jason Data Systems) and Time America, are larger and have access to significantly greater financial resources than the Company. Competitive market conditions could have a material adverse effect on the Company's business, financial condition and results of operations.

PROPRIETARY RIGHTS

     The Company relies on a combination of trademarks, trade secret law and contracts to protect its proprietary technology.

     The Company generally provides software products to end-users under non-exclusive shrink-wrap licenses or under signed licenses, both of which may be terminated by Vitrix if the end-user breaches the terms of the license. These licenses generally require that the software be used only internally subject to certain limitations, such as the number of employees, simultaneous users, computer model and serial number, features and/or terminals for which the end-user has aid the required license fee. The Company authorizes its resellers to sublicense software products to end-users under similar terms. In certain circumstances, the Company also makes master software licenses available to end-users which permit either a specified limited number of copies or an unlimited number of copies of the software to be made for internal use. Some customers license software products under individually negotiated terms.

     Despite these precautions, it may be possible to copy or otherwise obtain and use the Company's products or technology without authorization. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries.

MANUFACTURING AND SOURCES OF SUPPLY

     The duplication of the Company's software and the printing of documentation are outsourced to suppliers. The Company currently has four suppliers who have been certified to the Company's manufacturing specifications to perform the software duplication process. Although most of the parts and components included within the Company's products are available from multiple suppliers, certain parts and components are purchased from single suppliers. The Company has chosen to source these items from single suppliers because it believes that the supplier chosen is able to consistently provide the Company with the highest quality product at a competitive price on a timely basis. While the Company has to date been able to obtain adequate supplies of these parts and components, the Company's inability to transition to alternate sources on a timely basis if and as required in the future could result in delays or reductions in product shipments which could have a material adverse effect on the Company's operating results.

EMPLOYEES

     As of March 31, 1999, the Company had ten employees. None of the Company's employees is represented by a union or other collective bargaining agreement, and the Company considers its relations with its employees to be good. The Company has encountered intense competition for experienced technical personnel for product development, technical support and sales and expects such competition to continue in the future. Any inability to attract and retain a sufficient number of qualified technical personnel could adversely affect the Company's ability to produce, support and sell products in a timely manner.

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
EXECUTIVE OFFICERS AND DIRECTORS

     Information concerning the Company's current directors and executive officers of the Company and their ages as of April 9, 1999, are as follows:

Name                  Age     Position
---------             ---     --------
Michael A. Wolf       46      Chairman of the Board
Philip R. Shumway     52      President, Chief Executive Officer and Director
Todd P. Belfer        31      Director
Lise Lambert          42      Director
Hamid Shojaee         25      Director
Bahan Sadegh          25      Director

     MICHAEL A. WOLF has served as Chairman of the Board of Directors of the Company since March 1999 and as a director of the Company since June 1997. Mr. Wolf co-founded VIASOFT, served as its Executive Vice President and Chief Technology Officer and as a director from which he retired in August 1997. Mr. Wolf is a member of the Board of Directors of the Arizona Software Association. Mr. Wolf serves on the Boards or Advisory Boards of several other technology related companies. Mr. Wolf earned a Bachelor of Science in Quantitative Systems from Arizona State University.

     PHILIP R. SHUMWAY has served as President and Chief Executive Officer and a director of the Company since March 1999. Prior to assuming his current position, Mr. Shumway served as Director of Strategic Accounts in the Channel Sales Division for Unisys Corporation from 1997 until 1998. In 1996, Mr. Shumway founded Performance Marketing Group, Inc. and served as its President until 1997. Mr. Shumway also served as Director of Sales Operations for the U.S. Sales Division of Apple Computer, Inc. from 1994 until 1996. From 1984 until 1994, Mr. Shumway held other sales and marketing management positions with Apple Computer, Inc. Mr. Shumway earned a Masters in Business Administration from the University of Northern Colorado and a Bachelor of Science in Business Administration from Bowling Green State University.

     TODD P. BELFER has served as a director of the Company since April 1996, and Chairman of the Board of Directors of the Company from April 1996 until March 1999. Mr. Belfer also is currently serving as President and Chairman of the Board of M.D. Labs, Incorporated, a private Arizona based company, where he has been employed since February 1994. Mr. Belfer also co-founded Employee Solutions, Inc. in May of 1990 and served as its Executive Vice President and as a director from 1991 to 1996. Mr. Belfer earned a Bachelor of Science in Finance and Economics from the University of Arizona in 1989.

     LISE LAMBERT has served as a director of the Company since January 1998. Ms. Lambert is currently President of Relevant, Inc., a consulting company that serves the computer software industry. Ms. Lambert has been employed by Relevant, Inc. since 1996. In 1986, Ms. Lambert co-founded Mastersoft, Inc., where she served as Vice President of Marketing from 1986 to 1990 and Senior Vice President of Sales from 1990 to 1995. Ms. Lambert has held various sales and management positions including Product Manager at MicroAge, Inc. Ms. Lambert currently serves as director for several software companies. Ms. Lambert earned a Bachelor of Arts in education and music, and a Masters degree in deafness and audiology from Smith College.

     BAHAN SADEGH has served as a director of the Company since 1996. Mr. Sadegh co-founded the Company in 1996. Mr. Sadegh currently serves as Chief Technology Officer of the Company, where he has been employed since 1996. Mr. Sadegh served as an engineer consultant for Brouwer, Palmer and Associates from 1992 until 1995. Mr. Sadegh is completing a degree in mechanical engineering and business administration at Arizona State University.

     HAMID SHOJAEE has served as a director of the Company since April 1996. Mr. Shojaee co-founded the Company in 1996, served as its President and Chief Executive Officer from June 1998 until March 1999. Mr. Shojaee currently serves as Information Technology Director for the Company. Mr. Shojaee formerly owned

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
and operated Power Computing Solutions, a computer consulting business, from August 1993 until December 1995. Mr. Shojaee served as a network administrator for International Business Machines Corporation from January 1992 until December 1993. Mr. Shojaee is a Microsoft Certified Systems Engineer. Mr. Shojaee attended Arizona State University.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
      Pursuant to Item 7(a)(4) of Form 8-K, any required financial statements of Vitrix, and any required financial information will be filed pursuant to an amendment to the Form 8-K as soon as practicable (but no later than 60 days following the date on which this report was required to have been filed).

(b)   PRO FORMA FINANCIAL INFORMATION
      See (a) above.

(c)   EXHIBITS.

      EXHIBIT        DESCRIPTION                                METHOD OF FILING
      -------        -----------                                ----------------

      No. 2          Exchange Agreement dated as of             Filed herewith
                     April 15, 1999 by and between FBR
                     Capital Corporation, Vitrix
                     Incorporated and certain Vitrix
                     shareholders who elected to
                     participate in the exchange.

                     (The text of all Schedules and
                     Exhibits to the aforementioned
                     Exchange Agreement have been
                     omitted in accordance with Item
                     601(b)(2) of the Regulation S-K,
                     and the Company agrees to furnish
                     supplementally to the Commission
                     upon request a copy of any omitted
                     schedule or exhibit)

      No. 99         Press Release                              Filed herewith

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FBR CAPITAL CORPORATION

Date: April 15, 1999                       By  /s/ Philip R. Shumway
                                               ---------------------------------
                                           Philip R. Shumway
                                           President and Chief Executive Officer